OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PAC-WEST TELECOMM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Accelerating Converged Communications
Dear Shareholder:
We are enclosing this letter with our 2005 annual report to encourage you to vote your shares in advance of our upcoming annual meeting on June 14, 2006. As described more fully in the enclosed proxy materials, in addition to electing directors, shareholders will consider two proposals that require the affirmative vote of a majority of our issued and outstanding shares in order to be approved or adopted. Your vote is critical, regardless of the number of shares you hold or the manner in which you hold them. We ask that you please complete, sign and date the enclosed Proxy Form or voting instruction form and return it promptly in the enclosed envelope.
Every year a number of our shareholders neglect to vote their shares in connection with our annual meeting, perhaps because they believe their bank, broker or other nominee will vote their shares for them. However, if your shares are held by a bank, broker or other nominee, your nominee may not be authorized, in the absence of instructions from you, to vote your shares on the two proposals requiring the affirmative vote of a majority of our issued and outstanding shares. As a result, we ask that you complete and submit the enclosed Proxy Form or voting instruction form to help ensure that your voice is heard. If you attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.
We hope that you will be able to attend the annual meeting and we look forward to seeing you.
Sincerely,
Hank Carabelli
President and CEO

1776 W. March Lane, Suite 250   |   Stockton, CA 95207   |   main   800-399-1234   |    fax  209-926-4444   |   www.pacwest.com

Notice of Annual Meeting
and
Proxy Statement
2006

1776 W. March Lane, Suite 250
Stockton, California 95207

NOTICE OF MEETING

The annual meeting of shareholders of Pac-West Telecomm, Inc. will be held on June 14, 2006, at 8:00 a.m., Pacific time, at the Founders Conference Room located in our offices at 4210 Coronado Avenue, Stockton, California, 95204, to consider and take action with respect to the following matters:

1. the election of nine directors to our board of directors;

2. the approval of (a) an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares and (b) all ministerial actions required in connection with effecting such reverse share split;

3. the approval of amendments to our Amended and Restated Bylaws authorizing our board of directors (a) to establish the size of the board and (b) if and when permitted by California law, to divide the board members into either two or three classes; and

4. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

These matters are described more fully in the Proxy Statement that accompanies this Notice of Meeting and the enclosed Proxy Form and 2005 Annual Report.

Holders of record of our common shares at the close of business on April 17, 2006 are entitled to receive notice of and to vote on all matters presented at the annual meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the annual meeting during normal business hours at our principal executive offices at the address above.

By Order of the Board of Directors

ROBERT C. MORRISON
Secretary

April 27, 2006

Your vote is important whether or not you plan to attend the annual meeting in person and regardless of the number of common shares you own. Accordingly, please complete, sign and date the enclosed Proxy Form and mail it promptly in the envelope provided to help ensure that your common shares will be represented at the annual meeting. If you attend the annual meeting, you may, of course, withdraw your proxy and vote in person. In addition, you may revoke your proxy before it is voted by delivering written notice to our Corporate Secretary at our principal executive offices at the address above or by submission of a later-dated Proxy Form.

1776 W. March Lane, Suite 250
Stockton, California 95207

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2006

This Proxy Statement is being furnished to the holders of common shares, par value $0.001 per share, of Pac-West Telecomm, Inc., which we sometimes refer to in this Proxy Statement as “Pac-West,” the “Company,” “we,” or “us,” in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of shareholders to be held on June 14, 2006, at 8:00 a.m., Pacific time, and at any adjournments or postponements thereof. The purpose of the annual meeting is to consider and take action with respect to the following matters:

1. the election of nine directors to our board of directors.

2. the approval of (a) an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares and (b) all ministerial actions required in connection with effecting such reverse share split;

3. the approval of amendments to our Amended and Restated Bylaws authorizing our board of directors to (a) establish the size of the board and (b) if and when permitted by California law, divide the board members into either two or three classes; and

4. the transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

This Proxy Statement, the Notice of Meeting, the Proxy Form and our 2005 Annual Report are being mailed on or about April 28, 2006 to holders of record of our common shares at the close of business on the record date, April 17, 2006.

If the enclosed Proxy Form is properly signed, dated and returned to us, the individuals identified as proxies thereon will vote the shares represented by the Proxy Form in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote FOR the nominees identified in this Proxy Statement as directors, FOR the approval of an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares and all ministerial actions required in connection with effecting such reverse share split and FOR the amendments to our Amended and Restated Bylaws authorizing our board of directors to establish the size of the board and, if and when permitted by California law, to divide the board members into either two or three classes. At this time, we are not aware of any matters other than those discussed in this Proxy Statement that will be presented for consideration by the shareholders at the annual meeting. If other matters are properly presented for consideration by the shareholders, all shares represented by the Proxy Forms will be voted in accordance with the recommendations of our management.

Returning your completed Proxy Form will not prevent you from voting in person at the annual meeting if you are present and wish to vote. In addition, you may revoke your Proxy Form before it is voted by delivering written notice to our Corporate Secretary prior to the beginning of the annual meeting at our principal executive offices at the address above or by submission of a later-dated Proxy Form.

Voting Generally

Only record holders of our common shares at the close of business on the record date, April 17, 2006, will be entitled to vote at the annual meeting. Each outstanding common share entitles the holder thereof to one vote on each of Propositions 2 and 3. As described more fully below, shareholders may cumulate votes with respect to the director nominees set forth in Proposition 1. As of the record date, we had 37,611,030 common shares outstanding.

Cumulative Voting for Directors

Cumulative voting is authorized for all shareholders if any shareholder gives notice at the annual meeting prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one (1) nominee a number of votes equal to the number of directors to be elected (nine (9) at this annual meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number of votes among any or all of the nominees at the shareholder’s discretion. Shareholders may exercise their right to cumulative voting by attaching to their Proxy Form their instructions indicating how many votes their proxy should give to each candidate.

Quorum

The presence in person or by proxy of the holders of a majority of our common shares entitled to vote as of the record date will constitute a quorum for the purpose of transacting business at the annual meeting.

Abstentions; Broker Non-Votes

Abstentions will be treated as present and entitled to vote, and therefore will be counted in determining the existence of a quorum, and will have the effect of a vote against each of Propositions 2 and 3, which require the affirmative vote of a majority of our issued and outstanding common shares in order to be approved or adopted. Broker non-votes will be considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will have the effect of a vote against each of Propositions 2 and 3. “Broker non-votes” occur when shares held by brokers or nominees that are present in person or represented by proxy are not voted on a particular matter because instructions have not been received from the beneficial owner. In this regard, if you hold your shares through a broker or nominee, you should be aware that your broker or nominee may not vote your shares on some or all of the propositions without instructions from you, which, as described above, in the case of Propositions 2 and 3, will have the effect of a vote against these propositions.

Solicitation of Proxies

We will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Notice of Meeting, the Proxy Form, and our 2005 Annual Report. We intend to provide copies of such solicitation materials to brokerage houses, fiduciaries, custodians and other persons or entities holding our common shares on behalf of the beneficial owner so that the solicitation materials may be forwarded to such beneficial owners. This solicitation, which is being conducted by mail, may be supplemented by a solicitation by telephone, e-mail, telegram, or other permissible means by our directors, officers or employees. No additional compensation will be paid to these individuals for conducting such a solicitation.

In addition, we have retained Georgeson Shareholder Communications Inc. (“Georgeson”) to assist us in the solicitation of proxies, and will pay fees of approximately $7,500 in connection therewith. Our arrangement with Georgeson includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

PROPOSITION 1

ELECTION OF DIRECTORS

In accordance with our Amended and Restated Bylaws, our board of directors currently consists of nine (9) members, each of whom was elected or appointed to serve until this annual meeting of the shareholders. Accordingly, you are being asked to consider and vote for nine (9) persons nominated by us to serve on our board of directors; all of whom are currently serving as members of our board of directors and two (2) of whom have not previously been elected by shareholders at an annual meeting.

Following are the seven (7) current members of our board of directors standing for re-election at the annual meeting:

Wallace W. Griffin was appointed President, CEO, and a Director of Pac-West in September 1998 when an investor group he was part of purchased and recapitalized the Company. As part of a succession plan, in June 2001, he transferred the title of President to Henry R. Carabelli, and in July 2003 he transferred the title of CEO to Mr. Carabelli and transitioned to a non-executive Chairman role. Mr. Griffin has over 45 years experience in telecommunications, cable television, publishing and advertising. Prior to joining Pac-West, Mr. Griffin served as a Group President for a number of Jones International companies from 1994 to 1997, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, he served as the President and CEO of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division. Mr. Griffin currently serves on the Advisory Board for the University of the Pacific Eberhardt School of Business, the Board of Trustees for the University of California, Merced and the Board of Trustees for the Delta College Foundation in Stockton.

Henry R. Carabelli joined Pac-West as President and COO in June 2001. Effective January 1, 2003, Mr. Carabelli became a Director of Pac-West, and in July 2003 he also became CEO. Mr. Carabelli has overall responsibility for the operations of the Company. Formerly the COO of ICG, a Colorado-based competitive local exchange carrier, and President of @Link Networks, a broadband service provider, Mr. Carabelli brings over 28 years of telecom experience to Pac-West. He joined ICG in 1996 as Executive Vice President of network operations, and served as COO from 1998 to 1999 with responsibility over network engineering, customer care, sales, and installation. Prior to ICG, Mr. Carabelli spent 19 years in management with Ameritech and Michigan Bell. He is also a director on the San Joaquin Business Council as well as the University of San Francisco Telecommunications Advisory Board.

David G. Chandler has served as a Director of Pac-West since September 1998. Mr. Chandler has served as a Managing Director of William Blair Capital Partners (and predecessor entities), a private equity firm, since December 1988. Since September 2004 Mr. Chandler has also served as a Managing Director of Chicago Growth Partners, a private equity investment firm co-founded by Mr. Chandler. Mr. Chandler serves as a director of a number of privately held companies. Mr. Chandler holds an M.B.A. from The Amos Tuck School at Dartmouth College and a B.A. from Princeton University.

Jerry L. Johnson served as Chairman of Pac-West’s Board of Directors from September 1998 to June 2001. From August 2002 until present, Mr. Johnson has served as President of eMoney Advisor, Inc. From 1995 until December 2001, Mr. Johnson was employed by Safeguard Scientifics Inc., where he was the Executive Vice President overseeing the partner companies in the E-Communications group. From 1985 to 1995, he worked at U S West in various positions, including Vice President, Network and Technology Services, which included managing U S West’s largest division, and supervising 21,000 management, engineering, technical and clerical employees. From 1983 to 1985, Mr. Johnson was President and CEO of Northwestern Bell Information Technologies. Mr. Johnson holds a Masters in Management from the Sloan School at MIT, a Masters in Psychology from Northern Illinois University and a B.S. in Psychology from Northeastern Missouri. He serves on the boards of Axum Financial LLC and Education Management Corporation, as well as the boards of the Philadelphia Orchestra and the Episcopal Academy.

Thomas A. Munro has served as a director since April 2003 and has over 24 years of financial and technology experience. Mr. Munro currently serves as CEO of Verimatrix, Inc., a privately held software company specializing in content security solutions for digital video. In January 2003, he retired from Wireless Facilities, Inc. (WFI), a global leader in the design, deployment, and management of wireless mobility and broadband wireless networks. He served as CFO of WFI from 1997 to 2000, and President from September 2000 until his retirement. Prior to WFI, he was founder and CEO of @Market, a retail sporting goods website. From 1994 to 1995, he served as CFO for Precision Digital Images, Inc. From 1981 to 1994, he was employed with MetLife Capital Corporation, where he served as CFO and a director on the company’s Board from 1992 to 1994. He holds a bachelor’s degree in business administration and an MBA from the University of Washington and has co-authored two college level text books on computer programming. Mr. Munro also serves as a director of Airgain, Inc, BioFortis, Inc., Concerto Networks, Inc., Kineticom, Inc., Renaissance Golf Group and CommNexus.

Samuel A. Plum has served as a Director of Pac-West since September 1998. Mr. Plum has been a Managing General Partner of the general partner of SCP Private Equity Partners, L.P. since its commencement in August 1996, and was employed by Safeguard Scientifics from 1993 to 1996. From February 1989 to January 1993, Mr. Plum served as President of Charterhouse, Inc. and Charterhouse North American Securities, Inc., the U.S. investment banking and broker-dealer divisions of Charterhouse PLC, a merchant bank located in the United Kingdom. From 1973 to 1989, Mr. Plum served in various capacities at the investment banking divisions of PaineWebber, Inc. and Blyth Eastman Dillon & Co., Inc. Mr. Plum has over 30 years of investment banking, mergers and acquisitions, and private equity investment experience. Mr. Plum also serves as a director of Index Stock Imagery, Inc., Inc., Metallurg Holdings, Inc., Traffic.com, Inc. and Pentech Financial Services Inc.

Timothy A. Samples has served as a Director of Pac-West since January 2005. Mr. Samples has over 20 years experience in the communications industry. Since January of 2003, he has been the Principal in Sapience LLC, in Scottsdale, Arizona, where he does consulting work and serves as a non-executive director for two telecommunications companies. From February 2001 to June 2002, he served as CEO, President, and Chairman of the Board of Management for Completel N.V., a Dutch registered competitive local exchange carrier, in London, England and Paris, France. From February 2000 to February 2001, Mr. Samples served as CEO and President of Firstmark Communications, a Pan-European broadband company with operations in seven Western European countries. From September 1997 to February 2000, he was CEO of One2One, a GSM service operator created through a joint venture between MediaOne group and Cable and Wireless. From July 1995 to May 1996, Mr. Samples served as Vice President and General Manager for US West Cellular/Airtouch in Phoenix, Arizona. Prior to 1995, Mr. Samples held various management, sales, and marketing positions with US West/MediaOne Group.

The following are the two (2) current members of our board of directors who were appointed by our board of directors to fill vacancies and thus have not previously been elected by shareholders at an annual meeting:

Frederick D. Lawrence was appointed a Director of Pac-West in March, 2006. Mr. Lawrence serves as Chairman of Silicon Systems, a manufacturer of flash storage for the enterprise market, and as a venture partner at Shepherd Ventures. He has over 36 years of experience in the telecommunications business in the service, manufacturing, and financing sectors of the industry. Mr. Lawrence has served as CEO of Comstream, President of ADC Transmission Systems, President and CEO of Sprint Florida, as well as a variety of positions in operations, sales, marketing, supply, director and general management with United Telecommunications and with AT&T. He served as Chairman & CEO of Adaptive Broadband from 1997 to 2001. In July 2001, Adaptive Broadband filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. He has served on a number of private company, public company and civic boards, currently serving as a Director of the San Diego Hospice and Palliative Care Center.

William H. Davidson was appointed a Director of Pac-West in November 2005. Dr. Davidson served as the Chairman of MESA (Management Education Service Associates), a research and consulting organization specializing in business planning and executive development, from 1985 until 1996. From 1996 to 1997, he was a National Partner for Deloitte & Touche Management Consulting and Principal of the Telecommunications Consulting Practice. From 1997 to 1998, Dr. Davidson was a partner at TVM Venture Group, a German venture capital group focused on high-tech start-ups in telecommunications, computing and biotechnology. Dr. Davidson served as a tenured Professor of Management at the Marshall School of Business, University of Southern California,

from 1985 to 1998. Dr. Davidson holds a Doctorate in Business Administration and Masters of Business Administration from Harvard Business School, as well as an undergraduate degree in Economics from Harvard College.

Under California law, listed companies are authorized to implement a “classified” board of directors, for which directors may be divided into two or three classes and serve terms of two or three years, respectively. A “listed” company under the California Corporations Code is one whose shares are listed on the New York Stock Exchange or American Stock Exchange, or quoted on the Nasdaq Global Market (formerly known as the Nasdaq National Market). Our common shares were quoted on the Nasdaq Global Market from November 4, 1999, when we completed our initial public offering, until May 28, 2002, when our common shares ceased being quoted on the Nasdaq Global Market and began being quoted on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market). Accordingly, although our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for a classified board of directors, we are currently ineligible to utilize a classified board of directors until such time as we may qualify as a listed company under the California Corporations Code. If our shareholders approve Proposition 3, our board may at any time thereafter adopt a resolution dividing the board into two (2) or three (3) classes if and when we again qualify as a listed company under California law.

Directors elected at this annual meeting will serve until the 2007 annual meeting of shareholders or until a successor has been elected or appointed and qualified except in the case of the death, removal or resignation of such director with all continuing directors eligible to serve out the remainder of their original terms.

We believe that each of the nine (9) director nominees identified above is willing to be elected and to serve on our board of directors. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person selected.

Directors will be elected at the annual meeting by a majority of the votes cast at the annual meeting by the holders of shares represented in person or by proxy. Cumulative voting is authorized for all shareholders if any shareholder gives notice at the annual meeting prior to the voting of the shareholder’s intention to cumulate such shareholder’s votes. Cumulative voting means that each shareholder, when electing directors, has the right to cumulate votes and give to one nominee a number of votes equal to the number of directors to be elected nine (9) at this meeting) multiplied by the number of votes to which such shareholder’s shares are entitled, or may distribute such number among any or all of the nominees at the shareholder’s discretion. Shareholders may exercise their right to cumulative voting by attaching to the Proxy Form their instructions indicating how many votes their proxy should give to each candidate.

Our board of directors has carefully considered and approved the nominees and recommends that you vote “FOR” all of the nominees listed above.

DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth certain information as of March 31, 2006 with respect to our current directors and executive officers:

Name	Age	Position(s)

Executive Officers:
Henry R. Carabelli	50	President and Chief Executive Officer
H. Ravi Brar	37	Chief Financial Officer and Vice President Human Resources
Todd M. Putnam	42	Chief Information Officer
Michael B. Hawn	42	Vice President Customer Network Services
Sarita Fernandes	42	Vice President Marketing
Eric E. Jacobs	35	Vice President, General Manager Service Provider Sales
Michael L. Sarina	55	Vice President Finance
Reid Cox	40	Vice President of Business Development and Investor Relations
John F. Sumpter	58	Vice President Regulatory
Robert C. Morrison	59	Vice President and General Counsel

Directors:
Wallace W. Griffin	67	Chairman of the Board of Directors
Henry R. Carabelli	50	President and Chief Executive Officer
David G. Chandler	48	Director
Jerry L. Johnson	58	Director
Thomas A. Munro	49	Director
Samuel A. Plum	61	Director
Timothy A. Samples	48	Director
William H. Davidson	54	Director
Frederick D. Lawrence	57	Director

The present principal occupations and recent employment history of each of our executive officers listed above, other than those officers also serving as a director, are set forth below.

Executive Officers

H. Ravi Brar joined Pac-West in July 1999 as Vice President of Business Development. He was appointed Vice President of Customer Operations in October 2000, Vice President of Finance and Treasurer in August of 2001, Acting Chief Financial Officer in February of 2002, and Chief Financial Officer in September 2002. In addition to Chief Financial Officer, Mr. Brar was appointed Vice President of Human Resources in 2004. Mr. Brar has responsibility for the Company’s financial and accounting operations, evaluating strategic growth opportunities, and human resources. Prior to joining Pac-West, Mr. Brar was employed with Xerox Corporation from 1991 to August 1999, where he held several senior level business development and financial management positions, including Business Development Manager of Developing Markets Operations in China and Russia, and Area General Manager and Controller of Xerox’s Business Services division in Pittsburgh, PA.

Todd M. Putnam joined Pac-West in October 2003 as Chief Information Officer. Mr. Putnam has responsibility over the Company’s information systems including its Information Technology strategic plan and infrastructure, including operating support systems, software development, database administration, security, system integration, internal and external web sites, and supplier partnerships. Prior to joining Pac-West, he completed a consulting assignment with TechNexxus, LLC (a subsidiary of Mintz Levin Cohn Ferris Glovsky and Popeo PC) in Washington D.C. From October 1989 to March 2002, he was employed with Global Crossing LTD (Frontier Communications, ConferTech International, and T1 Systems), where he was responsible for building, operating, and maintaining the global information systems infrastructure for the entire company. He held a variety of senior level IT positions, including Vice President of Global IS Operations, Vice President of North American Systems and Infrastructure, Vice President of Systems Development, and CIO of the ConferTech division.

Michael B. Hawn joined Pac-West as Vice President of Customer Network Services in August 2001. Mr. Hawn has end-to-end responsibility over network planning and engineering, service delivery, operations and maintenance. He has over 19 years of telecommunications management experience, including network planning, engineering, service delivery, provisioning, and software development. His former positions include Vice President of National Operations and Vice President of Program Management for @Link Networks, Inc. in Louisville, CO, Vice President of Planning and Engineering for ICG Communications, Inc. in Englewood, CO and Technical Manager for Lucent Technologies’ Regional Technical Assistance Center in Lisle, IL and Cockeysville, MD.

Sarita Fernandes joined Pac-West in June of 2004 as the Director of Service Provider Product Marketing. She was promoted to Vice President of Marketing in November 2005. Ms. Fernandes oversees Pac-West’s strategic marketing, product management, marketing communications, and channel marketing initiatives. Prior to joining Pac-West, Ms. Fernandes held several executive level positions including Vice President of Marketing and Product Management at ECI Conference Call Services, Vice President of Marketing for National Accounts and Service Provider Markets as well as Vice President/General Manager of Sales for the Mid-Atlantic Region at Winstar Communications.

Eric E. Jacobs joined Pac-West in March of 2003 and was promoted to Vice President, General Manager of Service Provider Markets in December 2003. He has over ten years of sales management experience in the communications industry. Prior to joining Pac-West, he held positions as Director of Sales for Metromedia Fiber Network from May 2000 to March 2003, and was Manager for Corporate Accounts for Nextel Communications, Inc. from June 1995 to May 2000. Mr. Jacobs has leadership over the Company’s sales, channel marketing and customer relations teams.

Reid Cox joined Pac-West in August of 2000 as Director of Investor Relations. He was appointed Vice President of Business Development and Investor Relations in November 2005. Mr. Cox oversees Pac-West’s business development, corporate development and investor relations initiatives. Prior to joining Pac-West, Mr. Cox was founder and President of The Supplier Exchange, LLC, an online global marketplace for finished retail goods. Mr. Cox has performed various roles within the financial community in both Canada and the U.S., from investor relations with the Financial Relations Board, to corporate finance at Loewen Ondaatje McCutcheon, to financial research with Deacon Capital Corporation.

Michael L. Sarina joined Pac-West in December 2005 as Vice President of Finance. Mr. Sarina has responsibility over accounting, risk management, financial reporting and compliance, and tax and treasury activities. Prior to joining Pac-West, Mr. Sarina was an independent business and financial consultant from 2001 to 2005. Mr. Sarina has held a number of senior level financial and operations positions, including Senior Vice President, CFO and COO of Mobex Communications Corp. (a wireless telecommunications company) and has held senior financial management positions with Wilbur-Ellis Inc., Spreckels Industries and California Microwave. Mr. Sarina also worked at Deloitte & Touche where he was a Certified Public Accountant.

John F. Sumpter joined Pac-West as Vice President of Regulatory in July 1999. He is responsible for Pac-West’s relations with government regulatory agencies, regulatory compliance, and intercarrier relations. Mr. Sumpter has over 30 years of experience in the telecommunications industry. Prior to Pac-West, he was employed with AT&T from 1984 to July 1999, where he held several executive level regulatory and marketing positions, including Division Manager of Law and Government Affairs, District Manager of Switched Services Product Management, and District Manager of Marketing. He currently serves as Chairman of the Board of CALTEL, the California Association of Competitive Telecommunications Companies and of CACE, the California Alliance for Consumer Education. He was elected to the Board of Directors for COMPTEL in 2005.

Robert C. Morrison joined Pac-West as Vice President and General Counsel in January 2003. He served on Pac-West’s board of directors from June 2001 through December 2002. He has served as our Corporate Secretary since February 2001. Mr. Morrison has responsibility over corporate governance, record keeping, documentation and legal administration of contractual relationships, and managing the Company’s relationships with outside law firms. Prior to joining Pac-West, Mr. Morrison was an attorney with Neumiller and Beardslee, P.C. in Stockton, California from 1972 to December 2002. He served as Managing Director from 1983 to 1990. In July 2002, he completed a term on the Board of Regents of the University of California. He is a past president of the Greater Stockton Chamber of Commerce, the San Joaquin County Economic Development Association, and the alumni association for UC Davis, and is a former member of the Board of Directors and Executive Committee of the Lassen Volcanic National Park Foundation.

Information About Our Board of Directors

General

Our board of directors met nine (9) times during the fiscal year ended December 31, 2005. Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the board of directors and any committees on which such director served during the fiscal year ended December 31, 2005. Our executive officers are elected by and serve at the discretion of our board of directors.

Our board of directors assesses the independence of the directors of the Company, and examines the nature and extent of any relationships between the Company and its directors, their families and their affiliates. Based on this assessment, our board of directors has concluded that seven of the nine nominees for election to the board of directors, Messrs. Chandler, Johnson, Munro, Plum, Samples, Lawrence and Davidson qualify as “independent” directors in accordance with Securities and Exchange Commission regulations, our Corporate Governance Standards and the listing requirements of the Nasdaq Stock Market.

Compensation of Directors

Directors who are employed by us, including Mr. Carabelli are not currently entitled to receive any compensation for serving on our board of directors. Our independent directors are entitled to receive $5,000 per quarter as compensation for serving on our board of directors, and an additional $500 for each committee meeting they attend that is held other than on a board meeting date. However, two of our independent directors, Messrs. Chandler and Plum, have declined to accept compensation for service on our board or its committees. Mr. Griffin receives $5,000 per quarter as compensation for serving on our board of directors and $12,500 per quarter for performing the duties of chairman of the board.

The table below sets forth the grants of options made to certain of our directors in 2005 to purchase our common shares.

Stock Options Granted to Directors in 2005

		Options		Shares Underlying	Exercise or Base
Name	Grant Date	Granted	Vesting Term	Options Granted (#)	Price ($/Sh)

Jerry L. Johnson	8/30/2005	12,000	1 year vest	12,000	$0.78
Thomas A. Munro	8/30/2005	13,000	1 year vest	13,000	$0.78
Timothy A. Samples	1/25/2005	6,000	4 year vest	6,000	$1.35
Timothy A. Samples	8/30/2005	12,000	1 year vest	12,000	$0.78
William H. Davidson	11/15/2005	6,000	1 year vest	6,000	$0.88

In addition, we pay for the reasonable out-of-pocket expenses incurred by each director in connection with attending board and committee meetings.

Board Member Nominations

The nominating and corporate governance committee identifies nominees for director from various sources. At times, the committee may retain search firms at our expense to identify potential nominees. In assessing potential nominees, the committee considers the character, background and professional experience of candidates. All nominees should possess unquestioned personal integrity and sound business ethics, loyalty to us and concern for our success and welfare, the ability to exercise sound and independent judgment and an awareness of a directors’

vital role in our good corporate citizenship. In addition, all director nominees must be willing to assume broad, fiduciary responsibility on behalf of all shareholders for the management of the enterprise. The committee will also carefully consider any potential conflicts of interest. In addition, to be a qualified nominee as an independent member of the board of directors, such nominee must meet the definition of an “independent” director pursuant to applicable law, Securities and Exchange Commission regulations, our Corporate Governance Standards and the listing requirements of the Nasdaq Stock Market.

The nominating and corporate governance committee will consider nominees recommended by shareholders who beneficially own and have owned for one year prior to the date of the recommendation, individually or in the aggregate, more than five percent of our issued and outstanding common shares. Recommendations for nominees may be submitted by shareholders by accessing the investor relations page of the company website
http://www.pacwest.com and clicking the appropriate hyperlink, or via regular mail or overnight delivery service addressed to: nominating and corporate governance committee, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, CA 95207. Nominations for the 2007 annual meeting must be received by us no earlier than September 28, 2006 and no later than December 27, 2006. Recommendations received after December 27, 2006 will be retained for consideration in the event of a board vacancy occurring after the date of the 2007 annual meeting. Each recommendation must contain (i) the legal name and address of the person making the recommendation, and in the case of shareholders, the number of shares owned and the length of ownership thereof, (ii) as to each candidate, the legal name and contact information of that candidate, and a resume or biographical description of the candidate sufficient to evaluate his or her personal qualifications and experience, (iii) the legal names and contact information of three personal and business references with respect to the character and business background and experience of the candidate and (iv) a statement that the candidate is aware that he or she has been recommended and has expressed willingness and ability to serve if nominated and elected.

The nominating and corporate governance committee will consider and evaluate persons recommended by shareholders meeting the above requirements in the same manner as potential nominees identified for nomination by us. The committee will rank the candidates it receives, conduct interviews of an appropriate number of candidates at the top of the ranking, cause further investigation to be performed on those candidates it intends to recommend for nomination and, subject to successful completion of such investigation, will recommend to the board of directors a slate of nominees to be considered for election at the annual meeting. These procedures are described in greater detail in the Corporate Governance Standards set forth in the Corporate Governance section of our website at http://www.pacwest.com.

Shareholder Communications with the Board and Annual Meeting Attendance

Any shareholder or other interested party who has a concern or inquiry regarding our conduct may communicate directly with either our independent directors or the full board of directors. Communications may be confidential or anonymous, and may be submitted in writing to: lead independent director, c/o Corporate Secretary Pac-West Telecomm, Inc., 1776 W. March Lane, Stockton, California 95207 or by accessing our investor relations page at http://www.pacwest.com. Our lead independent director will receive all such communications on behalf of our independent directors and the full board of directors. A copy of all such communications will be received by our General Counsel. All such communications will be reviewed and, if necessary, investigated and/or addressed by the lead independent director who may discuss the matter with the General Counsel and other members of the management team as deemed appropriate, with independent advisors, non-management directors or may take other action or no action in his or her good faith judgment and discretion. These matters are described in more detail in our Code of Business Conduct and Ethics, which is available in the Corporate Governance section of our website at http://www.pacwest.com.

Directors are encouraged to attend annual meetings of our shareholders. At our 2005 annual meeting of shareholders, three of the directors then standing for election were in attendance.

Code of Ethics

The Company maintains a Code of Business Conduct and Ethics that is applicable to all employees of the Company. The Code of Ethics for Financial Professionals is intended to supplement the Code of Business Conduct and Ethics and applies to the Company’s chief executive officer, chief financial officer, controller and any person performing similar functions for the Company. The Code of Business Conduct and Ethics embodies the commitment of the board to manage the business of the Company in accordance with the highest standards of ethical conduct. Copies of the foregoing are available at http://www.pacwest.com or in print to any shareholder upon request and without charge. The Company intends to disclose on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics and Code of Ethics for Financial Professionals, on behalf of any executive officer, financial professional or director of the Company.

Committees of the Board of Directors

Our board of directors has standing audit, compensation, executive, nominating and corporate governance, and risk management committees, as follows:

Audit Committee.  The audit committee is composed of three independent directors, Messrs. Munro (Chair), Johnson and Lawrence. Among other functions, the purpose of the audit committee is to assist our board of directors generally in its oversight of the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, the independence and performance of our independent accountants, the engagement and termination of our independent accountants and any non-audit work performed by our independent accountants and our legal compliance and ethics policies and procedures. Our board of directors has determined that all members of the audit committee are “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market and the rules of the Securities Exchange Commission, and that Mr. Munro qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee met eleven (11) times during the fiscal year ended December 31, 2005.

A copy of the amended and restated audit committee charter is attached to this Proxy Statement as Exhibit A, and is available in the Corporate Governance section of our website at http://www.pacwest.com.

Compensation Committee.  The compensation committee is composed of three independent directors, Messrs. Plum (Chair), Samples and Davidson. Among other functions, the compensation committee makes recommendations to our board of directors regarding the compensation of our Chief Executive Officer and other senior executive officers, awards under our compensation and benefit plans and compensation policies and practices. In particular, the compensation committee reviews and approves the goals and objectives related to the Chief Executive Officer’s compensation, and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. In addition, the compensation committee approves the compensation of directors and reviews employment agreements, severance agreements and change of control agreements with our senior executive officers. Our board of directors has determined that each of the directors serving on the compensation committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The compensation committee met eight (8) times during the fiscal year ended December 31, 2005.

The compensation committee’s charter is available in the Corporate Governance section of our website at http://www.pacwest.com.

Executive Committee.  The executive committee is composed of Messrs. Griffin (Chair), Munro and Plum, in addition to Mr. Carabelli who serves in an ex officio non-voting capacity. Among other functions, the executive committee makes recommendations to our board of directors regarding matters that arise when the full board is unable to meet. The executive committee met ten (10) times during the fiscal year ended December 31, 2005.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is composed of three independent directors, Messrs. Samples (Chair), Johnson and Chandler. Among other functions, the nominating and corporate governance committee establishes criteria for selecting new directors and senior executive officers, identifies individuals qualified to become members of our board of directors and senior executive officers, recommends to our board of directors such individuals as nominees and makes recommendations to the board with respect to committee assignments and committee chairs. In addition, this committee periodically reviews and makes recommendations to the board of directors regarding modifications to our Corporate Governance Standards. Our board of directors has determined that each of the directors serving on the nominating and corporate governance committee is “independent” within the meaning of the listing requirements of the Nasdaq Stock Market. The nominating and corporate governance committee met two (2) times during the fiscal year ended December 31, 2005.

The nominating and corporate governance committee’s charter is available in the Corporate Governance section of our website at http://www.pacwest.com.

Risk Management Committee.  The risk management committee is composed of three directors, Messrs. Carabelli, Samples and Lawrence. Among other functions, the risk management committee reviews and consults with management regarding proposals for insurance coverage for the Company and oversees the development of procedures and policies to assess the risk profile of the Company, vulnerabilities of operating systems and capital facilities to risk of damage or destruction and or service interruptions and preventative and remedial plans. The risk management committee met 2 times during the fiscal year ended December 31, 2005.

Reports by Board Committees

The following report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933 (“Securities Act”), as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

The audit committee of our board of directors consists entirely of directors who our board of directors has determined to be “independent,” within the meaning of the listing requirements of the Nasdaq Stock Market, the rules of the Securities and Exchange Commission and our Corporate Governance Standards. The members of the audit committee are Messrs. Munro (Chair), Johnson and Lawrence. In addition, our board has determined Mr. Munro is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The audit committee operates under a written charter adopted by the board of directors, which charter is reviewed by the audit committee on an annual basis.

The audit committee oversees the financial reporting process, the systems of internal accounting and financial controls, the performance and independence of the independent auditor, the annual audit of Pac-West’s financial statements, and related matters. Management is responsible for our financial reporting processes including the Company’s system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Pac-West’s independent accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent accountants included in their report on our financial statements.

The audit committee has the sole responsibility for retaining and, if necessary, terminating Pac-West’s independent auditors. In addition, the audit committee approves the fees and terms of all audit engagements and pre-approves all auditing services and permitted non-audit services to be performed for Pac-West by the independent auditors (subject to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the audit committee prior to completion of the audit). The audit committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more audit committee members, provided that such designees present any such approvals to the full committee at the next committee meeting.

On September 16, 2005, the audit committee accepted the resignation of the Company’s independent accountants, BDO Seidman, LLP (“BDO Seidman”) and engaged the services of Macias Gini & Company LLP (“MGC”) as the Company’s new independent accountants for the remainder of 2005, including the 2005 audit. The audit committee has also engaged MGC as the Company’s independent accountants for 2006.

BDO Seidman’s report on the Company’s consolidated financial statements for the year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During 2004 and through the date of BDO Seidman’s resignation, there were: (i) no disagreements with BDO Seidman on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on Pac-West’s consolidated financial statements for such years; and (ii) there were no “reportable events” (as such term is defined in the regulations to the Securities Act and the Exchange Act).

During 2004 and through the date of BDO Seidman’s resignation, we did not consult MGC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as described above.

The audit committee has reviewed and discussed with management and MGC the audited financial statements contained in Pac-West’s Annual Report on Form 10-K for the year ended December 31, 2005. The audit committee reviewed MGC’s independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, relating to MGC’s independence from us. The audit committee also discussed with MGC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, and had the opportunity to ask MGC questions relating to such matters.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Pac-West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

As recently as the 2003 annual meeting we submitted to a vote of our shareholders the matter of ratification of the appointment of our independent auditors for the year. This vote was only advisory because historically our board of directors (and now the audit committee) has the sole responsibility and authority under applicable law to engage and terminate our independent auditors. Because of the legal responsibility of the audit committee related to the retention and oversight of the independent auditors as set forth in the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules, we have dispensed with the formality of seeking ratification of the appointment of our independent auditors and will not seek such ratification for 2006.

AUDIT COMMITTEE
Thomas A. Munro
Jerry L. Johnson
Frederick D. Lawrence

Audit Fees

The following summarizes the aggregate fees billed by our current independent accountants, MGC, as well as our former independent accountants, BDO Seidman and KPMG LLP (“KPMG”).

	2005	2004

Audit Fees(1)	$464,543	$544,704
Audit-Related Fees(2)	2,978	5,400
Tax Fees(3)	—	—
All Other Fees(4)	57,707	23,403

Total Fees	$525,228	$573,507

(1)	Audit Fees are fees for professional services performed by the principal auditor for the audit of the Company’s consolidated annual financial statements and review of consolidated financial statements included in the Company’s Forms 10-K and 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. MGC billed the Company $390,618 for professional services rendered for the 2005 annual financial statement audit and a quarterly financial statement review. In addition, BDO Seidman billed the Company $73,925 and $334,704 in 2005 and 2004, respectively, for professional services rendered for the annual financial statement audit and quarterly financial statement reviews for those years. KPMG billed the Company $210,000 in 2004 for professional services rendered for the 2004 quarterly financial statement reviews.

(2)	Audit-Related Fees are fees for the assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. These fees consisted primarily of fees for professional services provided to assist the company with the review of certain documents in connection with corporate transactions. All Audit-Related Fees are attributable to BDO Seidman.

(3)	The Company uses Deloitte Tax LLP for all tax advisory services.

(4)	All Other Fees are fees for permissible professional services performed by MGC and BDO Seidman that are not encompassed in the above categories.

The audit committee has considered whether the provision of the services described above is compatible with maintaining the independence of MGC and has concluded that such services are compatible with maintaining the independence of our principal auditor. Representatives of MGC are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or any portion hereof into any filing under the Securities Act, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

The compensation committee of the board of directors is composed entirely of “independent” directors within the meaning of the listing requirements of the Nasdaq Stock Market, the rules of the Securities and Exchange Commission and our Corporate Governance Standards. No member of the compensation committee is a former or current officer of the Company. The compensation committee sets and administers the policies governing annual compensation of executive officers, including cash compensation, incentive compensation and stock ownership programs.

Pac-West’s compensation program for executive officers is established, administered and reviewed by the compensation committee. The key elements of the total annual compensation for executive officers consist of fixed compensation in the form of base salary and incentive compensation in the form of variable pay, which is pay at risk based on achievement of corporate and individual performance goals. It is the compensation committee’s objective that a significant portion of an executive’s total annual compensation be contingent upon the attainment of multiple performance objectives. Payments of variable pay for corporate performance are structured to make compensation dependent upon performance results for the year.

For 2005, the variable pay program for executive officers other than the CEO was comprised of two elements based on corporate performance and individual performance. The corporate performance component of our variable pay program comprised approximately fifty percent of the total variable pay target and was paid out in March of 2006 based on corporate results as determined by the compensation committee. The corporate performance goals were based on two primary financial measurements, including earnings measured by net income, and business growth as measured by sales revenue. In addition, measurement of corporate performance included planning and solidifying our new business strategy, focusing on market opportunity, customer partnerships, capital resources and network deployment requirements. The individual performance component of our variable pay program, which was also compensation at risk based on individual achievement, comprised approximately 50% of the annual target and was based on each executive’s performance and success in meeting strategic and operational goals.

The compensation committee utilized an executive compensation-consulting firm to conduct a market review assessment for each executive officer position. The compensation evaluation provided competitive benchmark data to help the committee target total executive compensation and the allocation between base pay, variable pay at risk, and long-term incentives to ensure effectiveness and competitiveness relative to market practices and corporate and individual performance.

The chief executive officer’s compensation in 2005 consisted of fixed compensation in the form of base salary as specified in his employment contract with the Company. In addition the chief executive officer’s total compensation includes an annual variable pay component as determined based on the Company’s overall performance. In setting the amount of the variable pay component, the compensation committee, in consultation with the chief executive officer, established a set of strategic and operational goals focused on financial, operating, marketing, business development and regulatory objectives and, where appropriate, specific performance metrics based upon the annual budget or industry comparables to serve as a guideline. These metrics included revenue, operating income, cash flow, plant performance, balance sheet, business growth and relative industry performance measurements, including the stock performance of peer companies. The compensation committee reviewed the performance of the chief executive officer and based thereon determined the amount of his incentive variable pay. Based on the foregoing, the compensation committee established the 2005 base salary of our chief executive officer at $358,000 and awarded him variable pay incentive compensation in the amount of $107,400, plus a one-time retention bonus of $285,000, for the year ended December 31, 2005.

COMPENSATION COMMITTEE
Samuel A. Plum
Timothy A. Samples
William H. Davidson

Equity Compensation Plan Information

The table below provides information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2005.

	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available For
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans(1)

Approved Plans
1999 Stock Incentive Plan	5,454,188	$1.77	813,528
2000 Employee Stock Purchase Plan(2)	—	—	489,004
Non-Approved Plans
1998 Griffin Non-Qualified Stock Incentive Plan	350,000	$0.48	—

(1)	Excludes securities reflected in the first column.

(2)	Amounts withheld from employees to purchase stock at June 30, 2006 are not included.

Compensation Committee Interlocks and Insider Participation

There are no family relationships between any of our directors or executive officers and there are no director interlocking relationships.

EXECUTIVE COMPENSATION

The following table summarizes the compensation that was earned in the fiscal years ended December 31, 2005, 2004 and 2003 to our named executive officers, consisting of our chief executive officer and each of our next four most highly compensated executive officers for the year ended December 31, 2005.

					Long-term
	Annual Compensation				Compensation
		Regular		All Other	Restricted
Name and Principal Position Held	Salary	Bonus		Compensation(1)	Stock Awards

Henry R. Carabelli,
President and Chief Executive Officer
Fiscal Year 2005	$358,000	$392,400	(2)	$14,935	$356,000	(3)
Fiscal Year 2004	356,333	143,200		12,630	—
Fiscal Year 2003	321,875	138,000		95,906	808,000	(4)

H. Ravi Brar,
Chief Financial Officer and Vice President of Human Resources
Fiscal Year 2005	217,271	64,950		4,711	—
Fiscal Year 2004	214,983	73,610		3,467	—
Fiscal Year 2003	210,000	88,200		6,701	—

Michael B. Hawn
Vice President Customer Network Services
Fiscal Year 2005	216,500	64,950		7,315	—
Fiscal Year 2004	215,146	73,069		7,452	—
Fiscal Year 2003	212,700	82,981		9,708	—

Eric E. Jacobs
Vice President, General Manager Service Provider Sales
Fiscal Year 2005(5)	280,214	33,750		5,435	—
Fiscal Year 2004(5)	228,066	38,214		4,913	—
Fiscal Year 2003(5)	176,898	—		321	—

Todd M. Putnam
Chief Information Officer
Fiscal Year 2005	200,417	65,929		3,421	—
Fiscal Year 2004	200,000	59,940		35,223	—
Fiscal Year 2003(6)	28,077	—		6,213	—

(1)	All Other Compensation includes company 401(k) match, life insurance, long-term disability insurance, club dues and auto allowance. For fiscal year 2003, All Other Compensation includes relocation costs of $84,622 and $6,213 for Mr. Carabelli and Mr. Putnam, respectively.

(2)	Mr. Carabelli’s regular bonus includes the payment of a retention bonus of $285,000 subject to withholding for income and employment taxes. The retention bonus was intended to approximate all taxes imposed on Mr. Carabelli as a result of the filing of an election under Section 83(b) of the Internal Revenue Code with respect to the Restricted Stock Awards noted in the last column as well as the taxes imposed upon the retention bonus. In the event that Mr. Carabelli voluntarily terminates his employment with the Company or is terminated by the Company for cause, he will be required to repay the retention bonus, except that the repayment obligation will lapse with respect to $95,000 of the retention bonus on each December 31 of 2006, 2007 and 2008.

(3)	In December 2005, the Company cancelled the prior performance unit awards from 2003 and granted Mr. Carabelli 400,000 shares of restricted common stock pursuant to a Restricted Stock Bonus Award Agreement under the 1999 Stock Incentive Plan. The $356,000 represented the closing market price of the Company’s common stock on the grant date of the 400,000 shares of restricted common stock.

(4)	In December 2003, Mr. Carabelli received a grant of performance unit awards for 400,000 shares of common stock, which were cancelled in 2005 as noted in (3) above. The $808,000 represented the closing market price of the Company’s common stock on the grant date of the performance unit awards. These performance unit awards were canceled in connection with the December 2005 grant of restricted stock described above.

(5)	Mr. Jacobs had sales commissions of $130,214, $73,632 and $84,315 for the years ended 2005, 2004 and 2003, respectively.

(6)	Mr. Putnam joined the Company in October 2003.

Stock Incentive Plans

General

We have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries’ current or future employees, directors, consultants and advisors. Under the 1999 Stock Incentive Plan, our board of directors is authorized to issue options to purchase shares of common stock in such quantity, at such exercise prices, on such terms and subject to such conditions as established by the board. In addition, we have established the 1998 Griffin Non-Qualified Stock Incentive Plan for Mr. Griffin, which authorizes the granting of stock options, restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to certain of our employees.

An aggregate of 7,601,750 shares of common stock are currently reserved for option grants under the 1999 Stock Incentive Plan and the 1998 Griffin Non-Qualified Stock Incentive Plan. These plans are subject to adjustment upon the occurrence of certain events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of such events. As of December 31, 2005, we had granted options outstanding with respect to 5,804,188 of our common shares. As of December 31, 2005, 807,412 options have been exercised.

Stock Options Granted to Named Executive Officers in 2005

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates
	Shares	Options			of Stock Price
	Underlying	Granted to	Exercise or		Appreciation
	Options	Employees in	Base Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Henry R. Carabelli	—	—	—	—	—	—
H. Ravi Brar	75,000	4.72%	1.35	7/26/2015	63,676	161,366
Michael B. Hawn	75,000	4.72%	1.35	7/26/2015	63,676	161,366
Eric Jacobs	50,000	3.15%	1.35	7/26/2015	42,450	107,578
Todd M. Putman	100,000	6.30%	1.35	7/26/2015	84,901	215,155

Outstanding Stock Options and Year-End Values

The following table sets forth information regarding the number and value of unexercised stock options held by each of our named executive officers as of December 31, 2005. No named executive officers exercised options in 2005.

			Value of Unexercised
	Number of Unexercised		In-the-Money
	Options at Year End		Options at Year End
Name	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Henry R. Carabelli	450,000	50,000	$59,500	$23,500
H. Ravi Brar	236,500	112,500	$54,225	$16,875
Michael B. Hawn	175,000	100,000	$57,750	$11,250
Eric E. Jacobs	40,000	85,000	$6,250	$6,250
Todd M. Putnam	50,000	150,000	$—	$—

The options referred to in the table above vest over a period of one to four years and are exercisable to purchase shares of our common stock in accordance with our 1999 Stock Incentive Plan. In addition, options issued to the above named executives become fully vested upon a change in control.

Restricted Stock Awards

In December 2005, we granted Mr. Carabelli 400,000 shares of restricted common stock pursuant to a Restricted Stock Bonus Award Agreement under the 1999 Stock Incentive Plan. In connection with this restricted stock grant, we and Mr. Carabelli agreed to cancel a prior grant of 400,000 performance unit awards made in December 2003. Subject to Mr. Carabelli’s continued employment, all shares of restricted common stock will vest on June 30, 2009. Notwithstanding the foregoing, the agreement provides for accelerated vesting of 200,000 shares in the event that the monthly average fair market value of our common shares is greater than or equal to $3.00 per common share for a period of six consecutive calendar months commencing on or after January 1, 2006. In addition, all shares will become vested immediately prior to certain corporate transactions specified in the plan.

Qualified 401(k) and Profit Sharing Plan

We maintain a tax-qualified 401(k) retirement plan for all full-time employees who are at least 18 years of age and who have completed 90 days of service. The plan year is from January 1 to December 31, and we contribute $0.50 for every $1.00 contributed by the employee, subject to our contribution not exceeding 3 percent of the employee’s salary. Employees become fully vested after six years, although they vest incrementally on an annual basis after two years of service. Employees may elect to participate in the plan after completing 90 days of service with us. Our matching contributions vest at a rate of 20% per year starting with the employee’s second year of service. Although we have not historically done so, we may also make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. Our matching contributions were $407,000 and $451,000 for the years ended December 31, 2005 and 2004, respectively.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan known as the 2000 Employee Stock Purchase Plan. The purpose of the Plan is to provide our employees with an opportunity to purchase our common shares through accumulated payroll deductions. Employees may elect to participate in semi-annual offer periods, commencing each January 1 and July 1. Employees are eligible to participate in the plan after 30 days of service, provided, however, that their customary employment is not 20 hours or less per week, and not less than 5 months in any calendar year. Subject to certain limitations, eligible employees may elect to have payroll deductions made during the relevant offer periods in amounts between one percent (1%) and not exceeding ten percent (10%) of the employee’s compensation. The maximum number of common shares available for sale under the plan is 1,000,000 shares, subject to adjustments for certain defined events. As of December 31, 2005, 510,996 common shares have been purchased pursuant to the plan.

Pension Plans

We do not maintain a pension plan.

Employment-Related Agreements

Employment Agreements

On July 1, 2003, we entered into an employment agreement with Mr. Carabelli. Mr. Carabelli’s employment agreement had an initial term of two years, which has been extended by its terms to June 30, 2007. The employment agreement provided for a base salary for the year ended December 31, 2004 of $350,000, which was increased to $358,000 for the year ended December 31, 2005, and a bonus based upon our achievement of certain objectives and subjective criteria which will approximate 40% of his base salary. The employment agreement also provides for participation in all benefit plans made available to our executives, and may be terminated earlier by us or Mr. Carabelli under certain conditions.

Upon termination by us without cause or by Mr. Carabelli for good reason, each as defined in the employment agreement, Mr. Carabelli will be entitled to receive, subject to certain conditions (1) severance payments equal to his base salary for a one-year period after such termination; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) payment of all health insurance premiums for him and his eligible dependents with respect to his continuation coverage rights under COBRA (or a similar statute or regulation then in effect) for one-year after termination or until he and his eligible dependents obtain coverage through a subsequent employer’s plans or cease to be eligible for COBRA.

If the employment period is terminated as a result of disability, then Mr. Carabelli and/or his estate or beneficiaries, as the case may be, will be entitled to receive benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs. In addition, Mr. Carabelli will be entitled to receive (1) his base salary for a period ending on the earlier to occur at one year from such termination and the end of his employment period; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; (3) COBRA payments; and (4) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

If the employment period is terminated as a result of Mr. Carabelli’s death, then he and/or his estate or beneficiaries, as the case may be, will be entitled to receive (1) benefits under our employee benefit programs as in effect on the date of such termination to the extent permitted under such programs; (2) immediate vesting of all unvested stock options and extension of the period of exercise of such options to the end of the term of the grant; and (3) a prorated amount of any annual bonus otherwise payable to him for the fiscal year in which his employment is terminated.

In the event of a change of control (1) in which the successor does not terminate Mr. Carabelli, but Mr. Carabelli resigns effective not earlier than six months after the effective date of the change of control or (2) in which either the Company or the successor terminates Mr. Carabelli without cause within the fifteen month period beginning nine months prior to the effective date of the change of control event and ending six months after such effective date, Mr. Carabelli would be entitled to receive (A) an amount equal to 150% times his annual base salary, (B) immediate vesting of all unvested stock options and/or restricted stock and extension of the period of exercise of such options and/or restricted stock to the end of the term of the grant; and (C) COBRA payments.

On October 21, 2003, the Company and Mr. Griffin entered into a separation agreement in connection with the earlier than previously anticipated transition of Mr. Griffin’s responsibilities as Chief Executive Officer to Mr. Carabelli, which became effective July 1, 2003. On July 1, 2003, Mr. Griffin resigned as Chief Executive Officer, but continued on with us as the chairman of our board of directors. The separation agreement provided for, among other things, separation payments to Mr. Griffin vesting of all unvested options previously granted to Mr. Griffin, and prospective compensation of Mr. Griffin as a director and chairman of our board of directors

Change of Control Agreements

We have entered into agreements with certain executives which provide that, in the event of a change of control, if the successor does not hire the executive or the executive is demoted or is terminated by the successor without cause within twelve months following the effective date of the change of control event, the executive will be entitled to receive an amount equal to 1.5 times his annual base salary for one year following the change of control event. The current executives with whom we have entered into such an agreement are Messrs. Sumpter, Brar, Hawn, Jacobs, Morrison, Putnam and Cox.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common shares as of March 31, 2006 for: (1) each person who we believe owns beneficially more than 5% of our outstanding common shares; (2) each of our current directors and nominees, and executive officers; and (3) all of our current directors, nominees for director, and executive officers as a group.

Table of Beneficial Ownership

	Number of Shares		Percent
	Beneficially		Beneficially
	Owned(1)		Owned(2)

Significant Shareholders:
Bay Alarm Securities LLC	3,570,688	(3)	9.6%
925 Ygnacio Valley Road
Walnut Creek, CA 94596-8140
William Blair Capital Partners VI, L.P.	3,652,649	(4)	9.8%
222 West Adams Street
Chicago, IL 60606
SCP Private Equity Partners, L.P.	3,652,649	(5)	9.8%
435 Devon Park Drive, Building 300
Wayne, PA 19087
Discovery Group I, LLC	2,693,714	(6)	7.2%
Hyatt Center, 71 S. Wacker Dr.
Chicago, IL 60606

Directors and Named Executive Officers:
Wallace W. Griffin	1,617,994	(7)	4.2%
Henry R. Carabelli	946,000	(8)	2.5%
David G. Chandler	3,652,649	(9)	9.8%
Jerry L. Johnson	73,929	(10)	*
Thomas A. Munro	25,000	(11)	*
Samuel A. Plum	3,817,649	(12)	10.3%
Timothy A. Samples	26,928	(13)	*
Frederick D. Lawrence	20,000	(14)	*
William H. Davidson	17,324	(15)	*
H. Ravi Brar	313,250	(16)	*
Michael B. Hawn	199,550	(17)	*
Eric E. Jacobs	58,750	(18)	*
Todd M. Putnam	88,400	(19)	*

All of Pac-West’s Directors and Executive Officers as a Group (18 Persons)	11,210,723	(20)	28.2

(1)	Includes the number of shares of common stock subject to options exercisable within sixty (60) days of March 31, 2006.

(2)	Shares of common stock exercisable within sixty (60) days of March 31, 2006 are considered outstanding for the purpose of determining the percent of the class held by the holder of such options, but not for the purpose of computing the percentage held by others. Percentages of less than one (1) percent are denoted by an asterisk.

(3)	Based solely upon a Schedule 13G, dated February 14, 2006, filed jointly by Bay Alarm Securities LLC (“Bay Alarm”) and the Westphal Family Foundation (“Westphal”), Bay Alarm is the direct beneficial owner of

3,520,688 shares of common stock and Westphal is the direct beneficial owner of 50,000 shares of common stock.

(4)	Based solely upon a Schedule 13G, dated February 15, 2006, filed jointly by William Blair Capital Partners VI, L.P. (“WB Partnership”) and William Blair Capital Partners VI, L.L.C. (“WB LLC”), WB Partnership is the direct beneficial owner of 3,652,649 shares of common stock. WB LLC, by virtue of it being the general partner of WB Partnership, may be deemed to be the beneficial owner of the shares of common stock owned by WB Partnership. WB LLC disclaims beneficial ownership of the 3,652,649 shares of common stock owned by WB Partnership.

(5)	Based solely upon a Schedule 13G, dated March 10, 2000, filed jointly by SCP Private Equity Partners, L.P. (“Equity Partners”), SCP Private Equity Management, L.P. (“Equity Management”), Winston J. Churchill (“Churchill”), Samuel A. Plum (“Plum”), and Safeguard Capital Management, Inc. (“Capital Management”), Equity Partners is the direct beneficial owner of 3,652,649 shares of common stock. Equity Management, by virtue of it being the general partner of Equity Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. In addition, Churchill, Plum and Capital Management, by virtue of their being general partners of Equity Management, may also be deemed to be the beneficial owner of the shares of common stock owned by Equity Partners. Each of Equity Management, Churchill, Plum and Capital Management disclaims any direct or indirect beneficial ownership of the 3,652,649 shares of common stock owned by Equity Partners.

(6)	Based solely upon a Schedule 13G, dated February 7, 2006, filed jointly by Discovery Equity Partners, L.P. (“Discovery Partners”) , Discovery Group I, LLC (“Discovery Group”), Daniel J. Donoghue and Michael R. Murphy. Discovery Partners is the direct beneficial owner of 2,303,744 shares of common stock. Discovery Group, by virtue of it being the general partner of Discovery Partners, may be deemed to be the beneficial owner of the shares of common stock owned by Discovery Partners, and is the direct beneficial owner of an additional 389,970 shares of common stock. In addition, Messrs. Donoghue and Murphy, by virtue of their being managing members of Discovery Group, may be deemed to be the beneficial owners of the shares of common stock owned by Discovery Group and Discovery Partners.

(7)	The common shares shown as beneficially owned by Mr. Griffin include 243,100 shares of common stock owned directly by Mr. Griffin, and 1,095,694 common shares subject to vested options. In addition, Mr. Griffin, by virtue of his being a general partner of Griffin Family Limited Liability Partnership, L.L.P. (Griffin LLP), may be deemed to be the beneficial owner of 280,000 common shares owned by Griffin LLP.

(8)	The common shares shown as beneficially owned by Mr. Carabelli include 471,000 common shares owned directly by Mr. Carabelli, 400,000 of which are subject to certain restrictions on transfer, and 475,000 common shares subject to vested options.

(9)	Mr. Chandler, by virtue of his being a managing director of WB LLC, may be deemed to be the beneficial owner of 3,652,649 common shares owned by WB Partnership. Mr. Chandler expressly disclaims beneficial ownership of any shares owned by WB Partnership.

(10)	The common shares shown as beneficially owned by Mr. Johnson include 31,929 shares of common stock owned directly by Mr. Johnson, and 42,000 common shares subject to vested options.

(11)	The common shares shown as beneficially owned by Mr. Munro include 25,000 common shares subject to vested options.

(12)	The shares of common stock shown as beneficially owned by Mr. Plum include 165,000 common shares owned directly by Mr. Plum. In addition, Mr. Plum, by virtue of his being the managing general partner of Equity Partners may be deemed to be the beneficial owner of 3,652,649 shares owned by Equity Partners. Mr. Plum expressly disclaims beneficial ownership of the shares of common stock owned by Equity Partners.

(13)	The common shares shown as beneficially owned by Mr. Samples include 25,428 shares of common stock owned directly by Mr. Samples, and 1,500 common shares subject to vested options.

(14)	All shares of common stock shown as beneficially owned by Mr. Lawrence are owned directly by Mr. Lawrence.

(15)	All shares of common stock shown as beneficially owned by Mr. Davidson are owned directly by Mr. Davidson.

(16)	The common shares shown as beneficially owned by Mr. Brar include 58,000 common shares owned directly by Mr. Brar, and 255,250 common shares subject to vested options.

(17)	The common shares shown as beneficially owned by Mr. Hawn include 5,800 common shares owned directly by Mr. Hawn, and 193,750 common shares subject to vested options.

(18)	The common shares shown as beneficially owned by Mr. Jacobs include 58,750 common shares subject to vested options.

(19)	The common shares shown as beneficially owned by Mr. Putnam include 13,400 common shares owned directly by Mr. Putnam, and 75,000 common shares subject to vested options.

(20)	The common shares shown as beneficially owned by all of Pac-West’s directors and executive officers as a group include the common shares beneficially owned by the directors and the named executive officers described in footnotes 7 through 19 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Agreement

We completed a recapitalization of our Company in 1998 pursuant to a merger agreement between us, Bay Alarm Company and John K. La Rue, the preexisting investors, and PWT Acquisition Corp., a corporation newly formed by an equity investment group led by Safeguard 98 Capital, L.P. and William Blair Capital Partners L.L.P.

In connection with the recapitalization, all of our shareholders entered into a registration agreement. In accordance with the registration agreement, at any time after May 7, 2000, each of the four equity investors in the recapitalization may request one registration at our expense under the Securities Act of all, or any portion of, their Pac-West common shares on Form S-1 or other similar long-form registration and an unlimited number of Form S-2 or S-3 or other similar short-form registrations, provided that the aggregate offering value of the registrable securities requested to be registered in any long-form registration must equal at least $5.0 million in all long-form registrations and at least $1.0 million in all short-form registrations. In the event that any one of the four equity investors in the recapitalization makes such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations of our common shares and we, subject to limited exceptions, will pay all expenses related to the piggyback registrations.

Non-Competition; Non-Solicitation; Confidentiality Agreements

In connection with the recapitalization and as provided by the terms of the merger agreement or their respective employment agreements, as the case may be, Messrs. LaRue and Griffin and Bay Alarm Company have also agreed to maintain the confidentiality of our information and not to solicit our employees and customers. These provisions remain in effect for varying periods following the termination of the employment agreements.

Other Transactions with Significant Shareholders

Mr. Bruce A. Westphal, who served as our chairman of the board until the recapitalization and as a director of the Company until March 16, 2000, is the chairman of the board of Bay Alarm Company, and until the sale of InReach Internet to a third party in mid-2005, Mr. Westphal was chairman of the board InReach Internet. As of March 31, 2006, an affiliate of Bay Alarm Company beneficially owned approximately 9.6% of our outstanding common shares. Sales to Bay Alarm Company and InReach Internet LLC accounted for approximately $963,000, $1,582,000 and $1,784,000, or approximately 1% of our revenues for each of the years ended December 31, 2005, 2004 and 2003. As of March 11, 2005, Bay Alarm Company was among the customers transferred to U.S. Telepacific Corp. in connection with the sale of substantially all of our enterprise customer base, however InReach remains a customer of the Company. In addition, Bay Alarm Company provides us with security monitoring services at its normal commercial rates, and purchased the real property at which our Oakland switch facility is located. In connection with that purchase, we negotiated a lease with Bay Alarm Company for our continued use of that commercial space. The monthly lease payments under the lease were approximately $29,500 as of December 31, 2005.

PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return on an investment of $100 since December 31, 2000 with that of the Nasdaq Composite Index (“Nasdaq CI”) and the Nasdaq Telecommunications Index (“Nasdaq TI”).

	2000	2001	2002	2003	2004	2005
Pac-West	$100	$16	$15	$56	$38	$28
Nasdaq CI	$100	$79	$54	$81	$88	$89
Nasdaq TI	$100	$51	$23	$40	$43	$40

PROPOSITION 2

APPROVAL OF (A) AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF
INCORPORATION GIVING EFFECT TO A REVERSE SPLIT OF OUR COMMON SHARES
AND (B) ALL MINISTERIAL ACTIONS REQUIRED IN CONNECTION WITH EFFECTING
SUCH REVERSE SHARE SPLIT.

Background

Our common shares are currently quoted on the Nasdaq Capital Market. In order for our common shares to continue to be quoted on the Nasdaq Capital Market, we must satisfy various listing maintenance standards established by Nasdaq. Among other things, we are required to have stockholders’ equity of at least $2.5 million and our common shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, must have an aggregate market value of at least $1 million. Additionally, at least 300 persons must each own at least 100 of our common shares and our common shares must have a minimum bid price of at least $1.00 per share.

We are currently not in compliance with the Nasdaq’s minimum bid price requirement. To regain compliance with this requirement, the minimum closing bid price of our common shares must close at $1.00 or above per share for a period of 10 consecutive business days. On September 15, 2005, we received a letter from The Nasdaq Stock Market notifying us that the bid price of our common shares had closed below the minimum bid price required for continued inclusion on the Nasdaq Capital Market. The letter further notified us that we will be provided 180 calendar days to regain compliance with the minimum bid price requirement. However, Nasdaq has the discretion to require a period in excess of 10 business days before determining that the ability to maintain long-term compliance has been demonstrated. If we are unable to regain compliance with the Nasdaq’s minimum bid price requirement, but we otherwise meet the applicable initial listing requirements, we may qualify for an additional 180-day compliance period. On March 15, 2006 we received a letter from Nasdaq notifying us that we had been granted an additional 180 day compliance period. The bid price for our common shares has not closed above $1.00 per share since February 22, 2006.

If we do not regain compliance with Nasdaq’s minimum bid price requirement by September 11, 2006, we expect to receive notification that our shares will be delisted from the Nasdaq Capital Market. If a delisting were to occur, our common shares may thereafter be quoted on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. These alternatives are generally considered to be less efficient and less broad-based than the Nasdaq Capital Market.

In response to these notices, our board of directors considered, and on April 26, 2006 recommended for shareholder approval, an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares, the text of which amendment is set forth below. The purpose of the reverse share split is to increase the market price of our common shares above $2.00 per share, which is above the Nasdaq minimum bid requirement of $1.00, in order to maintain our listing on the Nasdaq Capital Market.

In connection with the reverse share split, you will receive one common share in exchange for the number of common shares you hold, determined in accordance with the formula below.

This formula is designed to calculate a ratio of shares to be received in connection with the reverse share split that will ensure that the market price of our common shares immediately following the reverse share split will be at least $2.00 per share. In particular, the formula provides that the number of shares to be combined and exchanged into and for one share is equal to the first whole number greater than the result of (i) $2.00 divided by (ii) the average closing sale price of our common shares, as reported by the Nasdaq Stock Market over the five trading days immediately preceding the effective date of the reverse share split during which a sale transaction with respect to our common shares is reported by such quotation service. For example, if during the five trading days preceding the effective date of the reverse stock split the average closing sale price of our common shares is $0.95, then three (3) shares ($2.00/$0.95 = 2.11, for which the first whole number greater than that number is three (3)) of our issued and outstanding common shares would be automatically combined and exchanged into and for one common share.

Text of the Proposed Amendment

If the shareholders and our board of directors approve the amendment to our Amended and Restated Articles of Incorporation and we implement a reverse share split, we will file a certificate of amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California, which will effect a reverse split of our common shares then issued and outstanding using the formula described above. The certificate of amendment would add the following new Section 3 to Article III of our Amended and Restated Articles of Incorporation:

“Section 3. Reverse Share Split.

(a) Effective as of the date of filing of the amendment giving effect to this Section 3 of Article III with the office of the Secretary of State of the State of California (the “Split Effective Date”), the number of issued and outstanding common shares of the Corporation determined in accordance with the formula in the immediately following sentence are automatically combined and changed into one (1) common share of the Corporation (the “Reverse Share Split”). The number of issued and outstanding common shares of the Corporation automatically combined and changed into one (1) share of common stock of the Corporation in accordance with the foregoing shall be equal to the first whole number greater than the result of (i) $2.00 divided by (ii) the average closing sale price of the Corporation’s common shares, as reported by the Nasdaq Stock Market (or such other nationally recognized quotation service providing bid, offer and price quotation information with respect to the Corporation’s common shares) over the five trading days immediately preceding the Split Effective Date during which a sale transaction with respect to the Corporation’s common shares is reported by such quotation service.

(b) The Reverse Share Split shall have no affect on the par value of the common shares of the Corporation or on the number of authorized common shares of the Corporation set forth in Section 1 of this Article III. There shall be no fractional common shares of the Corporation issued in connection with the Reverse Share Split. In lieu of the issuance of fractional shares, all fractional shares otherwise issuable to the holders of record of common shares of the Corporation on the Split Effective Date shall be aggregated by the Corporation’s transfer agent, as agent for the accounts of all such holders of record. The transfer agent shall effect the sale of all of the fractional shares as soon as practicable on or after the Split Effective Date in one or more transactions on the basis of prevailing market prices for the common shares of the Corporation as reported by the Nasdaq Stock Market (or such other nationally recognized quotation service providing bid, offer and price quotation information with respect to the Corporation’s common shares) at the time of such transaction or transactions. A holder of record of common shares of the Corporation on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to (i) the fraction to which the holder would otherwise be entitled multiplied by (ii) such holder’s pro rata share of the aggregate net proceeds derived from the sale of all of the fractional shares. The payment in lieu of a fraction of a common share of the Corporation will be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation and its shareholders.”

This amendment to our Amended and Restated Articles of Incorporation must be approved by the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote as of the record date.

Reasons for the Reverse Share Split

Our board of directors recommends that shareholders approve the amendment of our restated articles of incorporation giving effect to the reverse share split because it believes that the reverse share split is the most effective means of increasing the per share market price of our common shares in order to maintain our listing on the Nasdaq Capital Market. Our common shares were quoted on the Nasdaq Global Market since November 4, 1999, when we completed our initial public offering, until May 28, 2002, when our common shares ceased being quoted on the Nasdaq Global Market and began being quoted on the Nasdaq Capital Market. We are currently not in compliance with the Nasdaq’s minimum bid price requirement. To regain compliance with this requirement, the minimum closing bid price of our shares must close at $1.00 or above per share for a period of 10 consecutive business days. The bid price for our common shares has not closed above $1.00 per share since February 22, 2006. If we are unable to regain compliance with the Nasdaq’s minimum bid price requirement, we expect to receive notification that our shares will be delisted from the Nasdaq Capital Market.

Our board of directors believes that delisting from the Nasdaq Capital Market could adversely affect (i) the liquidity and marketability of shares of our common shares; (ii) the trading price of our common shares; and (iii) our relationships with vendors and customers. Our board of directors also believes that the Nasdaq Capital Market provides a broader market for the common shares than would two of the principal alternatives, the OTC Bulletin Board and the “pink sheets” maintained by the National Quotation Bureau, Inc., and is, therefore, preferable to those alternatives. Our common shares are currently quoted on the Nasdaq Capital Market under the symbol “PACW.” During the period from January 1, 2005 through December 31, 2005, the closing sales price per share of our common shares ranged from a high of $1.64 to a low of $0.76. The closing sales price on April 26, 2006 was $0.97. Our board of directors believes that a reverse share split will have the effect of increasing the trading price of the common shares to a level high enough to satisfy the Nasdaq minimum bid price requirement for continued listing of the common shares on the Nasdaq Capital Market immediately following the reverse share split, and that a reverse share split would be the most effective means available to avoid a delisting of our common shares.

However, you should be aware that the effect of the reverse share split upon the market price for our common shares cannot be accurately predicted. In particular, there is no assurance that the market price for our common shares will reach or remain at or above $2.00 for any period of time. Even if an increased share price can be maintained, the reverse share split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse share split negatively, there can be no assurance that the reverse share split will not adversely impact the market price of the common shares or, alternatively, that the market price following the reverse share split will either exceed or remain in excess of the current market price.

While we expect the reverse share split to be sufficient to prevent Nasdaq from delisting our common shares, it is possible that, even if the reverse share split results in a bid price for our common shares that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing on the Nasdaq Capital Market. These additional criteria currently include, among other requirements, maintaining (i) shareholders’ equity of at least $2.5 million or have a market value of its listed securities of $35 million or have net income from continuing operations of $500,000, (ii) a public float of 500,000 shares of common shares, (iii) a market value of the public float of at least $1 million, (iv) at least 300 shareholders (round lot holders), (v) at least two market makers for our common shares and (vi) compliance with certain corporate governance requirements. We believe that we satisfy all of these other maintenance criteria as of April 26, 2006. There can be no assurance, however, that we will be successful in continuing to meet all requisite maintenance criteria.

Board Discretion to Implement Reverse Share Split

Under California law, an amendment to our articles of incorporation requires the approval of the board of directors and the shareholders entitled to vote in connection with such matters. The approval of the board of directors may occur either before or after the approval of the shareholders. Although our board of directors recommended and approved of submitting the amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares to a vote of our shareholders entitled to vote on such matters, the board of directors has not approved such amendment at this time. Our board of directors may adopt and approve the amendment to our Amended and Restated Articles of Incorporation giving effect to the reverse split of our common shares at any time it deems appropriate. Our board of directors will also retain the authority to decline to adopt and approve the amendment of our Amended and Restated Articles of Incorporation or decline to implement the reverse share split following approval by both the shareholders and the board of directors if it determines that the reverse share split is no longer in the best interests of the Company or its shareholders. The actual timing of implementation of the reverse share split would be determined by our board of directors based upon its evaluation as to when such action would be most advantageous to us and our stockholders; provided, however, that if the board of directors does not approve the amendment to our Amended and Restated Articles of Incorporation giving effect to the reverse split of our common shares or, if the board of directors approves such amendment but such amendment is not filed with the Secretary of State of the State of California on or before December 31, 2006, further shareholder approval will be sought before implementing a reverse share split.

Our board of directors’ consideration of the amendment to our Amended and Restated Articles of Incorporation may be based upon a variety of factors, including, without limitation, our ability to meet the listing requirements for the Nasdaq Capital Market, existing and expected marketability and liquidity of our common shares, prevailing market conditions and the likely effect on the market price of the common shares.

Effect of the Reverse Share Split on Registration and Voting Rights

Our common shares are currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse share split would not affect the registration of our common shares under the Exchange Act. After the reverse share split, the common shares would continue to be reported on the Nasdaq Capital Market under the symbol “PACW” (although we expect that the Nasdaq Stock Market will likely add the letter “D” to the end of the trading symbol, and the word “new” to the end of the name of our common shares, for a period of 20 trading days to indicate that the reverse share split has occurred).

Proportionate voting rights and other rights of the holders of common shares would not be affected by the reverse share split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding common shares immediately prior to the effective time of the reverse share split would continue to hold 2% of the voting power of the outstanding common shares after the reverse share split. Although the reverse share split would not affect the rights of shareholders or any shareholder’s proportionate equity interest in the Company (subject to the treatment of fractional shares), as described below the number of authorized common shares would not be reduced and would increase significantly the number of authorized and unissued shares our board of directors is empowered to issue without further shareholder action. The number of shareholders of record would not be affected by the reverse share split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the reverse share split in accordance with the procedures described below).

Effect of the Reverse Share Split on the Authorized But Unissued Common Shares

As a result of the decrease in the number of outstanding common shares resulting from the reverse share split, the number of authorized but unissued common shares available for future issuance will be increased significantly immediately following the reverse share split. For example, based on the 37,211,030 common shares outstanding on March 31, 2006, and the 100,000,000 common shares that are currently authorized under our Amended and Restated Articles of Incorporation, we currently have available for future issuance 62,788,970 authorized but unissued common shares. However, assuming that the market price for our common shares averaged $0.95 over the five trading days preceding the effective date of the reverse stock split and, as described above, we therefore complete a reverse share split using a one-for-three ratio, the number of outstanding common shares would be decreased to approximately 12,403,677 immediately following the reverse share split. As a result, the number of authorized but unissued common shares available for future issuance would increase from 62,788,970 to 87,596,323 immediately following the reverse share split. You should be aware that this example is for demonstration purposes only. The actual number of shares to be split into one share may differ from the example.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the share ownership and voting rights, of the currently outstanding common shares. The effective increase in the number of authorized but unissued common shares may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by our board of directors. We do not have any current plans, proposals or arrangements that would involve the issuance of the additional shares (other than existing stock and option plans).

The table set forth below provides examples of the anticipated effect that the market price of our common shares and the resulting reverse share split ratio could have on the number of outstanding and authorized but unissued common shares. You should be aware that these examples are for demonstration purposes only. The actual number of shares to be split into one share may differ from the examples.

Table of Hypothetical Outcomes
Shares Outstanding and Authorized but Unissued

		Hypothetical Average Market Price for our Common Shares
		and Ratio of Shares Subject to Reverse Share Split
	As of March 31,	($1.25)	($0.95)	($0.50)	($0.25)
	2006	1 for 2	1 for 3	1 for 5	1 for 9

Shares Outstanding	37,211,030	18,605,515	12,403,677	7,442,206	4,134,558
Authorized But Unissued	62,788,970	81,394,485	87,596,323	92,557,794	95,865,442
Total Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000

The par value of our common shares would remain $0.001 per share following the reverse share split, while the number of common shares issued and outstanding would be reduced as described above.

Effect of the Reverse Share Split on Stock Options, Rights and Restricted Stock

As described above, we have established the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan, which authorizes the granting of stock options, restricted stock, SARS, dividend equivalent rights, performance units, performance shares or other similar rights or benefits to our or our subsidiaries’ current or future employees, directors, consultants and advisors. Under the 1999 Stock Incentive Plan, the plan administrator, which is the compensation committee of our board of directors, is authorized to issue awards in such quantity, at such exercise prices, on such terms and subject to such conditions as established by our board of directors, subject to the limitations of the plan. In addition, we have established the 1998 Griffin Non-Qualified Stock Incentive Plan, which authorizes the granting of stock options to Mr. Griffin.

An aggregate of 7,601,750 common shares are currently reserved for grants under the 1999 Stock Incentive Plan and the 1998 Griffin Non-Qualified Stock Incentive Plan. Total grants under these plans as of December 31, 2005 include 400,000 shares of restricted stock, and options outstanding with respect to 5,804,188 common shares.

In accordance with the terms of each of our plans, the administrator of our plans, which is the compensation committee of our board of directors, has the authority to adjust, among other terms, the number of shares covered by each outstanding grant, the number of common shares authorized for issuance under the plans and the exercise price of grants under the plan in connection with certain changes in our capitalization, including reverse share splits. Our compensation committee will authorize an adjustment to each of these terms in proportion to ratio used to effect the reverse share split. In addition, the number of common shares issuable upon exercise of outstanding stock options and the number of common shares available for issuance upon exercise of stock options that have not yet been granted will be rounded to the nearest whole share and no cash payment will be made in respect of the rounding of shares issuable upon the exercise of outstanding stock options.

The table set forth below provides examples of the anticipated effect that the market price of our common shares and the resulting reverse share split ratio could have on the number of our common shares subject to outstanding options and the number of our common shares reserved for issuance under our plans. You should be aware that these examples are for demonstration purposes only. The actual number of shares to be split into one share may differ from the examples and the number of our common shares subject to outstanding options and reserved for issuance under our plans following the reverse share split may differ based upon such difference as well as the number of shares subject to outstanding options that are rounded as described more fully below.

Table of Hypothetical Outcomes
Shares Subject to Outstanding Options and Reserved for Issuance

		Hypothetical Average Market Price
		for our Common Shares and Ratio of Shares Subject to Reverse Share Split
	As of December 31,	($1.25)	($0.95)	($0.50)	($0.25)
	2005	1 for 2	1 for 3	1 for 5	1 for 9

Shares Subject to Outstanding Options	5,804,188	2,902,094	1,934,729	1,160,837	644,909
Shares Reserved for Issuance under Plans	813,528	406,764	271,176	162,705	90,392

Effective Date

If the proposed amendment to our Amended and Restated Articles of Incorporation giving effect to the reverse share split is approved at the annual meeting and our board of directors subsequently approves the amendment to our Amended and Restated Articles of Incorporation and elects to implement the reverse share split, the reverse share split would become effective upon filing of the certificate of amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of the State of California. On the effective date of the reverse share split, common shares issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, combined and converted into new common shares in accordance with the reverse share split ratio determined by our board of directors.

Exchange of Share Certificates

Shortly after the effective date of the reverse share split, if any, each holder of an outstanding certificate theretofore representing common shares will receive from American Stock Transfer, as our exchange agent for the reverse share split, instructions for the surrender of such certificate to the exchange agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse share split represented common shares, together with a duly executed Transmittal Letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full common shares into which the common shares previously represented by the surrendered certificate shall have been reclassified. In addition, following the aggregation and sale of fractional shares described below, the exchange agent will deliver to our shareholders a check for any amounts to be paid in consideration for fractional shares sold. Until surrendered as contemplated herein, each certificate that immediately prior to the reverse share split represented any common shares shall be deemed at and after the reverse share split to represent the number of full common shares contemplated by the preceding sentence. Each certificate representing common shares issued in connection with the reverse share split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the common shares.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse share split represented any common shares, except that if any certificates for common shares are to be issued in a name other than that in which the certificates for common shares surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under California law, our shareholders would not be entitled to dissenter’s or appraisal rights with respect to the reverse share split.

Effect on Fractional Shares

Shareholders will not receive fractional shares in connection with the reverse share split. Instead, our exchange agent or other third party will aggregate all fractional shares held by Pac-West shareholders into whole shares and arrange for them to be sold as soon as practicable after the effective date of the reverse share split at the then prevailing prices on the open market. We expect that the sale will be conducted over a period of several days to sell all of the aggregated fractional shares of common stock. After the sale is completed, shareholders will receive a cash payment in lieu thereof in an amount equal to the shareholder’s pro rata share, if any, of the total net proceeds of these sales. No transaction costs will be assessed on these sales, and shareholders will not be entitled to receive interest for the period of time between the effective date of the reserve share split and the date the shareholder receives this cash payment. The proceeds from the sale of any fractional shares will be subject to certain taxes as described below.

If you do not hold a sufficient number of common shares to receive at least one share of Pac-West common stock after the reverse share split you will receive only cash in exchange for your fractional shares in accordance with the procedure described above and you will no longer hold any shares of Pac-West common stock as of the effective time of the reverse share split.

Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the reverse share split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse share split and is included for general information only. Further, it does not address any state, local or foreign income tax consequences or consequences under estate, gift or other tax laws. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse share split shares were, and the post-reverse share split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).

Because the tax treatment of a shareholder will vary depending upon the particular facts and circumstances of such shareholder, each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse share split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

In general, the federal income tax consequences of the reverse share split will vary among shareholders depending upon whether they receive cash for fractional shares or solely a reduced number of common shares in exchange for their old common shares. We believe that because the reverse share split is not part of a plan to increase periodically a shareholder’s proportionate interest in our assets or earnings and profits, the reverse share split will likely have the following federal income tax effects: a shareholder who receives solely a reduced number of common shares will not recognize gain or loss. In the aggregate, such a shareholder’s basis in the reduced number of common shares will equal the shareholder’s basis in its old common shares. A shareholder who receives a cash payment for fractional shares as a result of the reverse share split will generally recognize gain or loss based on its adjusted basis in the fractional share interests sold. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date. In the aggregate, such a shareholder’s basis in the reduced number of common shares will equal the shareholder’s basis in its old common shares decreased by the basis allocated to the fractional share for which such shareholder is entitled to receive cash, and the holding period of the post-reverse share split shares received will include the holding period of the pre-reverse share split shares exchanged.

We will not recognize any gain or loss as a result of the reverse share split.

Our view regarding the tax consequences of the reverse share split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SHARE SPLIT.

Board Recommendation

Our board of directors recommends that you vote “FOR” the approval of (a) an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares and (b) all ministerial actions required in connection with effecting such reverse share split.

PROPOSITION 3

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED BYLAWS
OF THE COMPANY AUTHORIZING THE BOARD OF DIRECTORS
TO ESTABLISH THE SIZE OF THE BOARD OF DIRECTORS AND TO
IMPLEMENT A CLASSIFIED BOARD STRUCTURE

Background

Currently, under the Company’s Amended and Restated Bylaws, the size of the board of directors is fixed at nine (9) directors. In addition, our Amended and Restated Bylaws provide that if and when we are qualified as a “listed” company within the meaning of Section 301.5 of the California Corporation Code, within 10 days after such date the persons then serving as directors shall divide themselves into three (3) classes, and the election of directors of each class shall be staggered such that the directors of one class are elected at each annual meeting and serve three year terms. A “listed” company under the California Corporations Code is one whose shares are listed on the New York Stock Exchange or American Stock Exchange, or quoted on the Nasdaq Global Market System. On April 26, 2006, the board of directors approved resolutions amending our Amended and Restated Bylaws to (i) authorize our board of directors to establish the size of the board of directors; provided that the board of directors shall consist of not less than seven (7) nor more than nine (9) persons and (ii) authorize our board to divide itself into either two or three classes if and when we are qualified as a listed company under California law; such classes to serve staggered terms of two or three years as determined in advance by resolutions of the board. Both of these proposed amendments to our Amended and Restated Bylaws must be approved by the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote as of the record date.

Reasons for Amendments

The board of directors believes that these proposed amendments to our Amended and Restated Bylaws provide the Company with valuable flexibility in establishing a board of directors that is able to effectively fulfill its oversight and advisory roles. Authorizing the board to establish the size of the board of directors will allow the board to establish a board of directors that effectively serves the interests of our shareholders from time to time and is consistent with evolving best practices at other publicly traded companies. The highly technical and heavily regulated environment in which our business operates demands that our board members possess a specialized base of knowledge and expertise to enable them to carry out their advisory and oversight functions. In addition, recent legislative and administrative developments with respect to corporate governance have significantly affected the composition and operation of public company boards of directors. Our board of directors requires the flexibility to establish a board of directors of appropriate size to deal with these challenges and serve the best interests of our shareholders.

Further, our board believes that a classified board of directors promotes continuity and stability in the management of the business and affairs of the Company and encourages persons considering unsolicited, unilateral takeover actions to negotiate with the target company’s board of directors rather than pursue a non-negotiated takeover attempt. Our board believes that these outcomes are in the best interests of our shareholders. Because of this belief, our Amended and Restated Bylaws currently provide for classification of the board if and when we are qualified as a listed company, but because our Amended and Restated Bylaws currently fix the size of the board at nine (9) members, the number of classes of directors is fixed at three (3) to allow for an equal number of directors in each class. If the shareholders authorize our board to reduce the size of the board pursuant to this Proposition 3, our board may thereafter require the authority to divide the directors into either two or three classes. This proposed amendment provides the board with such authority.

Board Authorization to Establish Number of Directors

Currently, our Amended and Restated Bylaws fix the size of our board of directors at nine (9) members. The proposed amendment would instead establish a permissible range for the size of our board between seven (7) and nine (9) members inclusive, and would authorize our board to establish the size of the board of directors within that range. If shareholders approve this amendment of our Amended and Restated Bylaws, our board may by resolution at any time thereafter, and without further approval of our shareholders, establish the size of the board of directors at any size between seven (7) and nine (9) members, or it may determine to leave the board at its current size of nine (9).

Board Authorization to Determine Number of Classes of Directors.

Our board of directors consists of a single class of directors, each of whom stands for election at each annual meeting of shareholders. Our Amended and Restated Bylaws currently provide that if and when we are qualified as a listed company within the meaning of Section 301.5 of the California Corporations Code, within 10 days following such date our board will be divided into three classes of three (3) members each, with each class serving staggered three year terms. As described in greater detail above under “Proposition 1 — Election of Directors,” the transfer of our common shares from the Nasdaq Global Market to the Nasdaq Capital Market on May 28, 2002 resulted in us no longer qualifying as a listed company under the California Corporations Code. This in turn resulted in our classified board of directors being restructured by law into a single class of directors. If and when we meet the qualifications for listing on the Nasdaq Global Market, which among other things requires the minimum bid price of our common shares be over $5.00 for inclusion, then to remain over $1.00 for continued listing, and our common shares begin trading on the Nasdaq Global Market, we expect to again qualify as a listed company under California law and our board will again have the authority under our Amended and Restated Bylaws to implement a classified board structure. There can be no assurances that we will again qualify as a listed company under California law.

Text of the Proposed Amendments

If shareholders approve Proposition 3, Sections 3.02 and 3.03 of our Amended and Restated Bylaws will be amended and replaced in their entirety and made legally consistent with one another in the context of various board sizes to read as follows:

3.02  NUMBER AND QUALIFICATION OF DIRECTORS

The authorized number of directors of the corporation shall be nine (9) unless changed by resolution of the board of directors in accordance with the succeeding sentence. Following the 2006 annual meeting of shareholders, the board of directors (acting alone and without the requirement of approval by the shareholders or the outstanding shares) shall have the authority to establish the size of the board of directors from time to time by resolution of the board of directors; provided that the board of directors shall be composed of not less than seven (7) nor more than nine (9) persons. No reduction of the authorized number of directors shall have the effect of involuntarily removing any director before that director’s term of office expires. All directors of the corporation shall be natural persons, but need not be residents of California or shareholders of the corporation. At all times the board of directors shall include a number of independent directors sufficient to satisfy the then applicable requirements of federal law or regulation, any exchange on which securities of the corporation are listed and applicable California law or regulation.

3.03  ELECTION AND TERM OF OFFICE OF DIRECTORS

Until the Corporation becomes a listed Corporation within the meaning of Section 301.5 of the California Corporations Code, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Within ten (10) days following the effective date of the Corporation becoming a listed Corporation within the meaning of Section 301.5 of the California Corporations Code, the persons then serving as directors shall cast lots or otherwise agree to divide themselves into two or three classes which shall serve staggered terms of two or three years as determined in advance by resolution of the board of directors; provided that the number of directors in each class and the length of their terms shall comply with applicable limitations set forth from time to time in the California Corporations Code. Thereafter, their replacements shall serve staggered terms. Each director, including a director appointed to fill a vacancy, shall hold office until the expiration of the term for which elected or appointed and until a successor has been elected or appointed and qualified, except in the case of the death, removal, or resignation of such director.

Board Recommendation

Our board of directors recommends that you vote “FOR” the approval of the amendments to our Amended and Restated Bylaws authorizing the board of directors to establish the size of the board and, if and when permitted by California law, to divide the board into either two or three classes.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market, as required. These persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that Forms 5 were not required for those persons, we believe that during the fiscal year ended December 31, 2005, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

ANNUAL REPORT

Copies of our 2005 Annual Report are being mailed with this Proxy Statement to each shareholder entitled to vote at the annual meeting of shareholders. Shareholders not receiving a copy of the Annual Report may obtain one by writing Mr. Reid Cox, Vice President Business Development and Investor Relations, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, or by contacting Mr. Cox by e-mail at rcox@pacwest.com or by telephone at (209) 926-3417.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING

Shareholder proposals for inclusion in the Proxy Statement to be issued in connection with the 2007 annual meeting of shareholders must be mailed to the Corporate Secretary, Pac-West Telecomm, Inc., 1776 W. March Lane, Suite 250, Stockton, California 95207, and must have been received by the Corporate Secretary on or before January 3, 2007. For any proposal that is not submitted for inclusion in the 2007 annual meeting Proxy Statement, but is instead sought to be presented directly at the 2007 annual meeting of shareholders, such proposal must be received by the Corporate Secretary at our principal executive offices at the address above not earlier than February 4, 2007 nor later than February 24, 2007. We will consider only proposals meeting the requirements of applicable federal securities laws and SEC rules promulgated thereunder.

The Board of Directors

April 27, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF PAC-WEST TELECOMM, INC.

1.  Purpose.  The Audit Committee of the Board of Directors (the “Committee”) is designated by the Board of Directors of the Corporation (the “Board”) to assist the Board generally in its oversight of:

•	the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	the independence and performance of the Corporation’s independent auditors and the performance of the Corporation’s internal audit function;

•	the hiring and firing of the Corporation’s auditor and any non-audit work performed by the Corporation’s auditor; and

•	the Corporation’s legal compliance and ethics policies and procedures, including the Corporation’s Code of Business Conduct and Ethics (the “Code”).

In addition, the Committee is responsible for providing an avenue of communication among the independent auditors, management of the Corporation and the Board and the preparation of the report of audit committee required by the Securities and Exchange Commission (the “Commission”) to be included in the Corporation’s annual proxy statement. The Committee shall also serve as a qualified legal compliance committee (“QLCC”) within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”).

The Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and, in connection therewith, it may contact the independent auditors, internal auditors or management of the Corporation. In addition, the Committee has the authority to retain, at the Corporation’s expense, special legal, accounting or other advisors or experts it deems necessary or appropriate in connection with the performance of its duties.

2.  Membership.  The Committee shall consist of at least three members, including a Chairperson (the “Chairperson”), comprised solely of “independent” directors as defined by the Nasdaq Stock Market’s listing standards, Section 10A(m)(3) of the Exchange Act. The members of the Committee shall be appointed by the Board upon the recommendation of the Nominating Committee members and shall serve one-year terms unless removed (with or without cause at any time) or reappointed by the Board. Each member of the Committee shall be financially literate and at least one member of the Committee must have the requisite accounting or related financial management experience and expertise to qualify as an “audit committee financial expert” as defined by the Commission. All vacancies on the Committee shall be filled by the Board. The Board shall designate one of the members as Chairperson.

3.  Meetings.  The Committee shall meet at least quarterly and as often as it determines appropriate to carry out its obligations under this Charter. The Committee shall meet periodically (but not less than annually) with management, the internal auditors and the Corporation’s independent auditors in separate executive sessions. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. Meetings of the Committee may be held in person or by telephone.

The Committee shall keep a separate book of minutes of their proceedings and actions. All meetings shall be at the call of the Chairperson. The Committee shall elect a Secretary to the Committee who shall give notice personally or by mail, telephone, facsimile or electronically to each member of the Committee of all meetings, not later than 12 noon of the day before the meeting, unless all of the members of the Committee in office waive notice thereof in writing at or before the meeting, in which case the meeting may be held without the aforesaid advance notice. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

4.  Authority and Responsibilities.  In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for and has authority to conduct the following matters:

Retention of Advisors

(a) The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Independent Auditors

(b) The Committee shall have sole authority to retain and terminate the Corporation’s independent auditors and to propose the independent auditors for ratification by the shareholders at the Annual Meeting of Shareholders.

(c) The Committee shall approve the fees and terms of all audit engagements and shall pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors (subject to de minimus exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to completion of the audit). The Committee shall establish policies and procedures for such approval and pre-approval. The Committee may, from time to time, delegate its authority to pre-approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting. The Committee may consult with management regarding these matters but may not delegate this authority to management.

(d) The Committee shall review and approve the scope and staffing of the independent auditors’ annual audit plan.

(e) The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the full Board at least annually. As part of such evaluation, at least annually, the Committee shall:

i. obtain and review a report or reports from the Corporation’s independent auditors;

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (1) the most recent internal quality-control review or peer review of the auditing firm, or (2) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Corporation; and

•	assuring that Section 10A of the Exchange Act has not been implicated;

ii. review and evaluate the senior members of the independent auditor team(s), particularly the lead audit and review partners;

iii. consider whether the lead audit or review partner should be rotated more frequently than is required by law, so as to assure continuing auditor independence;

iv. consider whether the independent auditors should be rotated, so as to assure continuing auditor independence;

v. actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the auditors’ objectivity and independence;

vi. recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence; and

vii. obtain the opinion of management and the internal auditors of the independent auditors’ performance.

(f) The Committee shall establish policies for the Corporation’s hiring of current or former employees of the independent auditors.

Financial Statements, Disclosure and other Compliance Matters

(g) Prior to the filing of the Corporation’s Annual Reports on Form 10-K, the Committee shall review and discuss the audited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the internal auditors and the independent auditors.

(h) Prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q, the Committee shall review and discuss the Corporation’s quarterly financial statements with management, the internal auditors and the independent auditors.

(i) Prior to filing a report of the independent auditors with the Commission, the Committee shall discuss with the independent auditors:

i. all critical accounting policies and practices to be used;

ii. all alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor;

iii. other material written communications between the independent auditors and management; and

(iv) all matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61.

(j) The Committee shall review, in conjunction with management, the Corporation’s policies with respect to the Corporation’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

(k) The Committee shall, in conjunction with the Chief Executive Officer and Chief Financial Officer of the Corporation, review the Corporation’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

(l) The Committee shall review the Corporation’s policies and practices with respect to risk assessment and risk management, including discussing with management the Corporation’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

(m) The Committee shall establish procedures for:

i. the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

ii. the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(n) The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

(o) The Committee shall prepare the audit committee report that Commission rules require to be included in the Corporation’s annual proxy statement.

(p) The Committee shall meet privately (without members of management present) and separately with each of the internal auditors and the independent auditors, at least annually.

Legal Compliance and Ethics Oversight

(q) The Committee shall advise the Board with respect to the Corporation’s Code of Business Conduct and Ethics (the “Code of Conduct”), and annually review and assess the adequacy of the Code of Conduct and recommend any proposed changes to the Board. In connection with this review and assessment, the Committee shall discuss with management, the Corporation’s independent auditor and General Counsel the Corporation’s procedures for monitoring compliance with the Code of Conduct.

(r) The Committee shall be responsible for receiving, addressing and responding to alleged violations of the Code of Conduct and other policies of the Corporation and complaints involving the Corporation’s accounting, auditing and internal auditing controls and disclosure practices.

(s) The Committee shall establish procedures for receipt, retention and treatment of complaints received by the Committee alleging violations of the Code of Conduct and other policies of the Corporation or involving the Corporation’s accounting, auditing and internal auditing controls and disclosure practices.

(t) The Committee shall serve as a QLCC, which will be responsible for, among other things:

i. receiving reports by the Corporation’s attorneys of evidence of a material violation of the securities laws or breach of fiduciary duty or similar violations by the Corporation or its agents (a “Reported Violation”);

ii. conducting any necessary inquiry into Reported Violations;

iii. requiring the Corporation to adopt appropriate remedial measures to prevent an ongoing, or alleviate a past Reported Violation, and providing the Board, the Chief Executive Officer and the General Counsel notice of such remedial measures; and

iv. notifying the Commission of the Reported Violation if it decides, by a majority vote, that the Corporation has failed to take any remedial measure that the QLCC has imposed upon the Corporation.

Reporting to the Board

(u) The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Corporation’s independent auditors, the performance of the internal audit function, compliance by the Corporation with legal and regulatory requirements and any other matters that the Committee deems appropriate or is requested to be included by the Board.

(v) At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

(w) The Committee shall periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board. This Charter may only be adopted, amended or repealed by the Board, upon recommendation by the Committee.

Miscellaneous

(x) The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws and governing law, as the Committee deems necessary or appropriate.

5.  Limitations Inherent in the Audit Committee’s Role.  It is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditors of the Corporation. Furthermore, while the Committee is responsible for reviewing the Corporation’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Corporation’s exposure to risk.

ANNUAL MEETING OF SHAREHOLDERS OF
PAC-WEST TELECOMM, INC.
June 14, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Elect the nominated directors.

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Wallace W. Griffin Henry R. Carabelli David G. Chandler Jerry L. Johnson Samuel A. Plum Thomas A. Munro Timothy A. Samples Frederick D. Lawrence William H. Davidson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
IF YOU WISH TO CUMULATE YOUR VOTE FOR THOSE NOMINEES YOU WISH TO SUPPORT, ATTACH A SEPARATE SHEET OF PAPER SPECIFYING HOW YOU WISH TO ALLOCATE YOUR VOTES BETWEEN THE CANDIDATES YOU SUPPORT. THE NUMBER OF VOTES YOU ARE ENTITLED TO ALLOCATE IS NINE TIMES THE NUMBER OF SHARES YOU OWNED AS OF THE RECORD DATE. THE INSPECTOR OF ELECTION SHALL RESOLVE ALL ISSUES ARISING WITH RESPECT TO ALLOCATION INSTRUCTIONS THAT ARE NOT CLEAR.

		FOR	AGAINST	ABSTAIN
2.	Approve (a) an amendment to our Amended and Restated Articles of Incorporation giving effect to a reverse split of our common shares and (b) all ministerial actions required in connection with effecting such reverse share split.	☐	☐	☐

3.	Approve amendments to our Amended and Restated Bylaws authorizing our board of directors to (a) establish the size of the board and (b) divide the board members into either two or three classes if and when we are qualified as a listed company under California law.	☐	☐	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2 AND 3.
Check here if you plan to attend the annual meeting. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PAC-WEST TELECOMM, INC.
1776 W. March Lane, Suite 250
Stockton, California 95207
PROXY
Solicited by the Board of Directors
     The undersigned hereby appoints H. Ravi Brar, Reid Cox, and each of them, proxies, with power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the common stock of Pac-West Telecomm, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 14, 2006 and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of Pac-West Telecomm, Inc. upon such other business as may properly come before the annual meeting of shareholders.
(Continued and to be signed and dated on the reverse side.)